Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Mercantile Bank Corporation of our report dated February 27, 2026, relating to theconsolidated financial statements and the effectiveness of Mercantile Bank Corporation’sinternal control over financial reporting, appearing in Mercantile Bank Corporation’sAnnual Report on Form 10-K for the year ended December 31, 2025.

/s/ Plante & Moran, PLLC

Grand Rapids, Michigan

September 29, 2026